Exhibit 10.5

DIVIDEND REINVESTMENT PLAN

OF

LAFAYETTE SQUARE GULF COAST bdc, inc.

Lafayette Square Gulf Coast BDC, Inc., a Delaware corporation (the “Company”), has adopted the following plan (the “Plan”), to be administered by [•] and its affiliates (the “Plan Administrator”), with respect to dividends and other distributions declared by its board of directors (the “Board of Directors”) on shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).

Stockholders who do not wish to participate in the Plan must “opt out” of the Plan. A stockholder may elect to “opt out” of the Plan with respect to all of such stockholder’s Common Stock or only a portion of such Common Stock so specified in the stockholder’s subscription agreement relating to the Common Stock. A stockholder who participates in the Plan by not opting out of the Plan (each a “Participant”) will be subject to the terms below.

1.           All cash dividends or other distributions hereafter declared by the Board of Directors, net of any applicable withholding tax, shall be automatically reinvested in additional shares of Common Stock, and no action shall be required on such Participant’s part to receive a distribution in Common Stock.

2.           Such distributions shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date established by the Board of Directors for the distribution involved. The Company generally expects for the record date to be [the last calendar day of each calendar quarter] and the payment date to be [the end of the first month of the subsequent quarter], subject to the discretion of the Board of Directors.

3.           Prior to the pricing of an initial public offering of the Common Stock or any listing of shares of Common Stock on a national securities exchange (an “Exchange Listing”), the Board of Directors reserves the right, subject to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), to use newly issued shares of Common Stock to implement the Plan issued at a net asset value per share determined as of the valuation date fixed by the Board of Directors for such dividend or distribution. The number of shares of Common Stock to be issued to a Participant prior to the pricing of an initial public offering of the Common Stock or an Exchange Listing would be determined by dividing the total dollar amount of the dividend or distribution payable to such Participant by the net asset value per share.

4.           After the pricing of an initial public offering of the Common Stock or an Exchange Listing, if any, the Board of Directors reserves the right, subject to the provisions of the 1940 Act, to use primarily newly issued shares to implement the Plan, whether the shares are trading at a price per share at or above net asset value. However, the Board of Directors reserves the right to purchase shares in the open market in connection with the implementation of the Plan. In the event the price per share is trading at a discount to net asset value, the Company intends to purchase shares in the open market rather than issue new shares. The number of shares to be issued to a Participant is determined by dividing the total dollar amount of the distribution payable to such Participant by the price per share on the valuation date for such distribution. The number of shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional shares will be issued has been determined and the elections of the stockholders have been tabulated.

5.           The Plan Administrator shall establish an account for shares of Common Stock acquired pursuant to the Plan for each Participant. The Plan Administrator shall hold each Participant’s shares of Common Stock, together with the shares of Common Stock of other Participants, in non-certificated form. The Plan Administrator shall not issue share certificates to any Participant.

6.           The Plan Administrator shall confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable but not later than 30 business days after the payable date. Each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a share of Common Stock, and distributions on fractional shares shall be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Administrator shall adjust for any such undivided fractional interest in cash at the time of termination.

7.           In the event that the Company makes available to its stockholders rights to purchase additional shares of Common Stock or other securities, the Common Stock held by the Plan Administrator for each Participant under the Plan shall be added to any other shares of Common Stock held by the Participant in calculating the number of rights to be issued to the Participant. Transaction processing may be either curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

8.           The Plan Administrator’s service fee, if any, and expenses for administering the Plan shall be paid for by the Company. There will be no brokerage charges or other charges to Participants. If a Participant elects to sell part or all of his, her or its shares held by the Plan Administrator and have the proceeds remitted to the Participant, such request must first be submitted to the Participant’s broker, who will coordinate with the Plan Administrator and is authorized to deduct a $[15.00] transaction fee plus a $[0.10] per share brokerage commission from the sale proceeds.

9.           Each Participant may elect to receive an entire distribution in cash by notifying the Plan Administrator and our transfer agent and registrar in writing so that such notice is received by the Plan Administrator no later than the record date for such distribution to stockholders. Those Participants who hold shares through a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

10.         Each Participant may terminate the Participant’s account under the Plan by so notifying the Plan Administrator by submitting a letter of instruction terminating the Participant’s account under the Plan to the Plan Administrator. Such termination shall be effective immediately if the Participant’s notice is received by the Plan Administrator at least three days prior to any distribution date; otherwise, such termination shall be effective only with respect to any subsequent distribution. The Plan may be terminated or amended by the Company upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend by the Company. Upon any termination, the Plan Administrator shall cause shares of Common Stock held for the Participant under the Plan to be delivered to the Participant.

11.         These terms and conditions may be amended or supplemented by the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules or regulations of the Securities and Exchange Commission or any other applicable regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of the Participant’s account under the Plan. Any such amendment may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving distributions, the Company shall be authorized to pay to such successor agent, for each Participant’s account, all distributions payable on shares of Common Stock held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12.         The Plan Administrator shall at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it with respect to purchases and sales of the Common Stock under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith or willful misconduct or that of its employees or agents.

13.         These terms and conditions shall be governed by the laws of the State of Delaware.

[________], 2021

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